Contact: Susan B. Railey                      EXHIBIT 99.1
         (301) 468-3120
          Sharon Bramell                     FOR IMMEDIATE RELEASE
          301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                       FOR NOVEMBER OF 4.5 CENTS PER UNIT

               Includes Special Distribution of 1.5 Cents Per Unit

                          ---------------------------


     ROCKVILLE, MD, November 18, 2003 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for November 2003 in the amount of 4.5 cents per unit. Holders of record on November 30, 2003 will receive this amount as part of the fourth quarter distribution which will be paid on February 2, 2004.

The November distribution of 4.5 cents per unit includes the following:

o    3 cents per unit regular cash flow; and
o 1.5 cents per unit representing the remaining amount of assignment proceeds due from the defaulted mortgage on Westbrook Apartments.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.


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